Exhibit 10.32


                                    EXHIBIT E













                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           FIRST LOOK/SEVEN HILLS LLC






                                June 25, 2002













The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and may not be transferred except pursuant to an effective registration statement under the Act relating thereto and qualification under applicable state securities laws, or in reliance upon an available exemption from such registration and qualification.



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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           FIRST LOOK/SEVEN HILLS LLC

         This Limited Liability Company Agreement (this "Agreement") of First Look/Seven Hills LLC, a Delaware limited liability company (the "Company"), is made and entered into as of June 25, 2002 by and between Seven Hills
Pictures, LLC, a Connecticut limited liability company ("Seven Hills"), and First Look Media, Inc., a Delaware corporation ("First Look"), each such entity being hereinafter referred to as a "Member" and, together, as the "Members."

                                    RECITALS:

A. The Members have formed the Company for the purpose provided in Section 2.5.

B. In connection with the execution and delivery of this Agreement, the Members previously entered into a Securities Purchase Agreement, dated as of May 20, 2002 (the "Securities Purchase Agreement"), pursuant to which First Look shall issue and sell to Seven Hills, and Seven Hills shall purchase from First Look, shares of common stock of First Look, warrants to purchase additional shares of common stock of First Look, and a secured convertible promissory note of First Look and the Company, of even date herewith, in the principal amount of $2,000,000 (the "Note").

C. In connection with the Securities Purchase Agreement, First Look shall execute and deliver a pledge and security agreement in favor of Seven Hills (the "Pledge and Security Agreement"), pursuant to which First Look will afford Seven Hills certain collateral security for the payment and performance of the Note.

D. In connection with the execution and delivery of this Agreement, the Members and the Company shall enter into a Film Marketing and Distribution Agreement as of even date herewith (the "Film Marketing and Distribution Agreement") for the purpose of implementing the business purpose of the Company.

                                   AGREEMENT:

         For and in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the Members agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

1.1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Film Marketing and Distribution Agreement. When used herein, the following capitalized terms shall have the meanings indicated:

         "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         "Business" shall have the meaning provided in Section 2.5.

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         "Business Day" means any day other than a Saturday, Sunday or holiday on which national banking associations in California are required or permitted by law to be closed.

         "Capital Account" means the account established and maintained for a Member pursuant to Section 4.4.

         "Capital Contribution" means as to either Member at any time the cumulative amount of money contributed by such Member to the capital of the Company as provided in Sections 4.1.1 and 4.1.2 and as reflected on Appendix A hereto.

         "Certificate" or "Certificate of Formation" means the certificate of formation of the Company filed on May 13, 2002 in accordance with the Act and as amended from time to time.

         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time, together with the Treasury Regulations promulgated thereunder.

         "Company" means First Look/Seven Hills LLC, the Delaware limited liability company formed hereby.

         "Deemed Loan" shall have the meaning provided in Section 4.5.1.

         "Designating Member" means, as to each Designated Picture, whichever of Seven Hills or First Look designates the Picture for distribution in accordance with the Film Marketing and Distribution Agreement.

         "Dispose," "Disposing" or "Disposition" means an assignment, transfer, exchange, mortgage, pledge, grant of a security interest or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

         "Dissolution Event" means, as to either Member, the Member's withdrawal as permitted in this Agreement, bankruptcy or dissolution.

         "Distributable Cash" means at any time the amount of money on hand of the Company, other than Capital Contributions, which the Members deem available for distribution to the Members in accordance with the provisions hereof, taking into account all accrued debts, liabilities, and obligations of the Company, including without limitation the Note and the Company's obligations under the Film Marketing and Distribution Agreement, and any amounts which the Members deem necessary or advisable to reserve, designate or set aside for actual or anticipated costs, payments, liabilities, obligations, and claims with respect to the Business. To the extent that Theatrical Gross Receipts (less Distribution
Fees) of each Designated Picture (including any interest earned in the Designated Picture Collection Account with respect to such Designated Picture) exceed the aggregate amount of the related Deemed Loan, if any, and the Marketing Capital, such excess shall be treated as Distributable Cash attributable to such Designated Picture.

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         "Manager" means Seven Hills, or its designee, in the capacity described in Section 5.1.

         "Marketing Capital" shall have the meaning provided in Section 4.5.1.

         "Member Nonrecourse Debt" has the meaning ascribed to the term "Partner Nonrecourse Debt" in Treas. Reg.ss.1.704-2(b)(4).

         "Member Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg.ss. 1.704-2(i).

         "Membership Interest" means a Member's allocable share of the Company's Net Profits, Net Losses, and similar items and the Member's rights to receive distributions from the Company, together with all obligations of such Member to comply with the provisions of this Agreement.

         "Minimum Gain" has the meaning ascribed to the term "Partnership Minimum Gain" in Treas. Reg.ss. 1.704-2(d).

         "Net Profits" and "Net Losses" means the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the method of accounting at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

         "Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg.ss.1.704-2(b).

         "Nonrecourse Liability" has the meaning set forth in Treas. Reg.ss.1.752-1(a)(2).

         "Percentage Interest" means as to either Member at any time the ratio, expressed as a percentage, that such Member's Capital Contribution bears to the total Capital Contributions of both Members.

         "Person" means any individual, corporation, trust, partnership, joint venture, limited liability company or other entity or association.

         "Recoupment" shall have the meaning provided in Section 4.5.2.

         "Replenishment" shall have the meaning provided in Section 4.5.3.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Winding-Up Period" shall have the meaning provided in Section 9.2.

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1.2 Captions. All captions in this Agreement are inserted for reference only and are not to be considered in the construction or interpretation of any provision hereof.

1.3 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel.

1.4 References to this Agreement. References to numbered or lettered articles, sections, and subsections refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.

                                   ARTICLE II
                                    FORMATION

2.1 Formation. Contemporaneously with the execution of this Agreement, the Company is being formed as a Delaware limited liability company under and pursuant to the Act by the execution and filing of the Certificate with the Secretary of State.

2.2 Name. The name of the Company shall be First Look/Seven Hills LLC. The business of the Company shall be conducted under that name. The Manager shall file on the Company's behalf all fictitious name statements and similar filings, and any amendments thereto, as such Manager deems necessary or appropriate.

2.3 Registered Office; Principal Office; Other Offices. The registered office of the Company in the State of Delaware shall be the registered office initially designated in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The principal office of the Company shall be 1041 North Formosa Avenue, Santa Monica Building East, Ste. 201, Los Angeles, California 90046 or such other office as the Members may designate from time to time. The Company shall take all necessary actions to qualify to do business in such states in which it conducts business.

2.4 Agent. The registered agent for service of process in the State of Delaware shall be as stated in the Certificate or as otherwise may be determined from time to time by the Members in the manner provided by law.

2.5 Purpose. The Company is organized for the purpose of funding the marketing and distribution of motion pictures selected by the Members in accordance with the Film Marketing and Distribution Agreement (the "Business"). The Capital Contributions shall not be utilized by the Company for any other purpose whatsoever, but until utilized pursuant hereto shall be kept in an interest-bearing account.

2.6 Term. The term of the Company commenced on the date of filing of the Certificate with the Secretary of State and the Company shall continue in existence until the termination of the Film Marketing and Distribution Agreement, unless earlier dissolved pursuant hereto.

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                                  ARTICLE III
                        MEMBERS AND MEMBERSHIP INTERESTS

3.1 Members. The Members are hereby admitted to the Company as members. Except as provided in Section 3.5.2 with respect to the admission of assignees of a Member's Membership Interest, no Person may be admitted as an additional member of the Company except with the approval of both Members.

3.2 Representations and Warranties. To induce the other Member to enter into this Agreement, each Member represents and warrants to the Company and to the other Member that (i) it is acquiring its Membership Interest for investment purposes for its own account and not with a view to or for resale in connection with any distribution of all or any part of the Membership Interest; (ii) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and has obtained, in its judgment, sufficient information regarding the Company and the Business to evaluate the merits and risks of its investment in the Company;
(iii) in making its decision to purchase its Membership Interest, it has been advised by its own tax and legal advisers and is not relying on the Company or the other Member with respect to tax matters or legal considerations involved in its investment; (iv) it is duly organized as a corporation or limited liability company, as the case may be, under its jurisdiction of organization, and has the requisite power and authority, corporate and otherwise, to enter into this Agreement and perform its obligations hereunder; (v) this Agreement has been duly authorized by all requisite action of its board of directors and shareholders, or managers and members, as the case may be; and (vi) this Agreement constitutes the valid obligation of such Member, enforceable against such Member in accordance with its terms.

3.3 Approval Required. Except as specifically provided in this Agreement, the vote, consent or approval of all Members shall be required as to all matters as to which the vote, consent or approval of the Members is required or permitted under this Agreement. The vote, consent or approval of the Members or any Member, wherever required or permitted hereunder, may be obtained in any manner permitted hereunder or under the Act.

3.4      Meetings of Members.

         3.4.1 No annual or regular meetings of the Members shall be required; if convened, however, meetings of the Members may be held at such date, time, and place within the City of Los Angeles, California, or such other location, as the Members may agree or as the Member who properly noticed such meeting may fix from time to time. At any meeting of the Members, the Manager shall preside at the meeting and appoint a Person to act as secretary of the meeting. The secretary of the meeting shall prepare written minutes of the meeting, which shall be maintained in the books and records of the Company.

         3.4.2 A meeting of the Members may be called by either Member for the purpose of addressing any matter on which the vote, consent, or approval of the Members or any Member is required or permitted under this Agreement.

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         3.4.3 Notice of a meeting of Members shall be sent or otherwise given to the other Member not less than five nor more than 10 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. Except as the Members may otherwise agree, no business other than that described in the notice may be transacted at the meeting.

         3.4.4 Attendance of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not duly called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as both Members can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

         3.4.5 Any action that can be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed and delivered to the Company by both Members. All such consents shall be maintained in the books and records of the Company.

         3.4.6 Any Member entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Member and delivered to the other Member. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Member or the Member's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Member executing it, before the vote pursuant to that proxy, by a writing delivered to the other Member stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the Member executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Delaware General Corporation Law as it pertains to the revocability of proxies granted by stockholders.

3.5      Disposition of Interests.

         3.5.1 No Member shall Dispose of all or any part of its Membership Interest except with the prior written consent of the other Member. Any attempted Disposition of a Membership Interest or other right, or any part thereof, in or in respect of the Company other than in accordance with this
Section 3.5.1 shall be, and hereby is declared, null and void ab initio. No Disposition of a Member's Membership Interest, whether consented to or otherwise, shall result in the dissolution of the Company by reason of the Disposing Member ceasing to be Member of the Company.

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         3.5.2 If in connection with a Disposition of a Membership Interest a
Member purports to grant the Person to which the Membership Interest is Disposed the right to be admitted as a member of the Company (including in connection with a Disposition permitted under Section 3.5.1), such Person shall have the right to be so admitted as a member of the Company if (a) the other Member consents in writing to such admission, and (b) the other Member receives a document (i) executed by both the Member effecting such Disposition and the Person to which the Membership Interest is Disposed, (ii) including the notice and payment address and facsimile number of the Person to be admitted to the Company as a member and the written acceptance by such Person of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest being obtained, (iii) setting forth the respective Percentage Interests after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest is Disposed, which together shall total the Percentage Interest of the Member effecting such Disposition prior thereto, (iv) containing a representation and warranty by the Member effecting the Disposition and the Person to which the Membership Interest is Disposed to the effect that such Disposition was made in accordance with all laws and regulations, including securities laws, applicable to such Member or Person, as appropriate, and (v) containing representations and warranties by the Person to which such interest is Disposed that are substantially equivalent to those contained in Section 3.2.

3.6 Amendment of Agreement to Reflect New Members. If a new member is admitted to the Company pursuant to Section 3.1 or 3.5.2, and, as a result, the Company has more than two members, the Members shall revise this Agreement to take into account the fact that there are more than two members. No one shall be admitted as a Member of the Company unless and until such Person shall have executed this Agreement, as so amended.

3.7 Resignation; Removal. A Member has no right or power to resign or withdraw from the Company as a Member. A Member also may not be removed or expelled as a Member, except upon the purchase of the Member's Membership Interest as provided in this Agreement.

3.8 Liability to Third Parties. No Member shall have any obligation for any liabilities of the Company, whether such liabilities arise in contract, tort, or otherwise, except to the extent that any such liabilities are expressly assumed in writing by such Member. The obligations of a Member contained herein, including without limitation, Section 4.5 hereof, may not be enforced by any Person other than another Member.

3.9 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company and the other Member and its partners, members, associates, agents, and affiliates, and hold them harmless from and against, any and all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and reasonable attorneys' fees) they may incur on account of any breach by such Member of any provision of this Agreement.

3.10 Rights of Assignees. In the event the Company is required to recognize the validity of a Disposition notwithstanding the provisions of this Agreement to the contrary, the assignee of a Membership Interest who has not been admitted to the Company as Member in accordance with this Article III shall be entitled only to allocations and distributions with respect to such Membership Interest as provided in this Agreement, but shall have no right to any information or accounting of the affairs of the Company, or to inspect the books or records of the Company, and shall not have any rights of a member under the Act or this Agreement (including without limitation the right to vote).

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3.11 Termination of Membership Interest. The occurrence of a Dissolution Event as to a Member shall not dissolve the Company. Upon the occurrence of a Dissolution Event as to a Member, the Membership Interest of such Member shall terminate and, thereafter, such Member shall only have the rights and be entitled to the benefits of an assignee with respect to its Membership Interest. Each Member acknowledges and agrees that such termination of its Membership Interest upon the occurrence of a Dissolution Event is fair and reasonable under the circumstances existing on the date of this Agreement.

3.12 No Fiduciary Obligation; Other Business Ventures. Each Member acknowledges and agrees that the other Member and its members, partners, associates, agents, and affiliates owe no fiduciary duty to the Company or such Member or any other obligation other than as specifically provided for in this Agreement. Each Member further acknowledges and agrees that the other Member and its members, partners, associates, agents, and affiliates are engaged in other business activities apart from the Company and possess interests in other investments and business activities including, among others, those with the same or similar purpose as that of the Company and the Business and which may compete with the Company or the Business, or for the Member's time and attention. Each Member agrees that (i) the other Member and its members, partners, associates, agents and affiliates may engage or invest in any activity, including, without limitation, those that may be in direct or indirect competition with the Company, and neither the Company nor any Member shall have any right in or to such other activities or to the income or proceeds derived therefrom; (ii) no Member or its members, partners, associates, agents or affiliates shall be obligated to present any investment opportunity to the Company or the other Member, even if the opportunity is of the character that, if presented to the Company or the other Member, could be pursued by the Company or the other Member; (iii) each Member shall have the right to hold any investment opportunity for its own account or to recommend such opportunity to Persons other than the Company or the other Member; and (iv) each Member hereby waives any and all rights and claims which it might otherwise have against the Company and the other Member and its members, partners, associates, agents or affiliates as a result of any such activities, whether pursuant to the so-called corporate opportunity doctrine or otherwise.

                                   ARTICLE IV
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS;
                     DESIGNATED PICTURE COSTS AND RECEIPTS

4.1 Capital Contributions.

         4.1.1 Concurrently with the execution of this Agreement, each Member shall contribute in cash to the capital of the Company the amount shown opposite such Member's name on Appendix A. This Agreement shall be deemed delivered by the Members, and shall become effective, upon the receipt by or for the benefit of the Company of the Members' Capital Contributions as aforesaid. Except as provided in Sections 4.5.2 and 4.5.3 and except as permitted in Section 4.1.2, the Members shall have no right or obligation to make any additional contribution to the capital of the Company.

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         4.1.2 Without creating any rights in favor of any third party, the
Members may contribute additional capital to the Company at such times and in such amounts as they mutually determine is necessary or advisable in order to carry on the Business.

4.2 Payment of Capital Contributions. Except as otherwise specifically provided in this Agreement, all Capital Contributions made by the Members shall be in money and shall be reflected by an appropriate entry on the Company's books and records. The Manager, at the request of any Member, from time to time shall modify and amend Appendix A hereto as necessary or appropriate to reflect any and all Capital Contributions by the Members.

4.3 No Return of Capital Contribution; No Interest. Except as otherwise specifically provided in this Agreement or as required by the Act, a Member shall not be entitled to demand or receive the return of all or any portion of its Capital Contribution or to be paid interest in respect of either its Capital Account or Capital Contribution. Under circumstances permitting or requiring a return of a Member's Capital Contribution, the Member shall have no right to receive property other than cash. No Member shall be required to contribute or to lend any money or property to the Company to enable the Company to return any other Member's Capital Contribution.

4.4 Capital Accounts. The Company shall establish on its books and maintain in accordance with Treas. Reg. ss.1.704-1(b)(2)(iv) a separate Capital Account for each Member. On the Disposition of all or part of a Membership Interest as permitted in this Agreement, the Capital Account of the transferor that is attributable to the Membership Interest Disposed of or part thereof shall carry over to the transferee in accordance with the provisions of Treas. Reg.ss.1.704-1(b)(2)(iv)(l).

4.5 Funding Theatrical Distribution Costs.

         4.5.1 Deemed Loan. Theatrical Distribution Costs of each Designated Picture shall be deemed to be provided by the Company (i) first, from, and to the extent of, the Capital Contribution of the Designating Member (the "Marketing Capital") and (ii) second, from, and to the extent of, the Capital Contribution of the non-Designating Member, which amount shall be treated as an interest-free loan from the Company to the Designating Member (the "Deemed Loan").

         4.5.2 Recoupment. Theatrical Gross Receipts of each Designated Picture (including any interest earned in the Designated Picture Collection Account with respect to such Designated Picture) received by the Company ("Recoupment") shall be credited by the Company (i) first, to repayment of any Deemed Loan and (ii) second, to restoration of the Marketing Capital.

         4.5.3 Replenishment. To the extent that Recoupment is less than the sum of any Deemed Loan and the Marketing Capital, the Designating Member shall contribute to the capital of the Company, in cash, the amount of such shortfall ("Replenishment") not later than six months after initial theatrical release in the U.S. of the subject Designated Picture. Such Replenishment shall be credited by the Company (i) first, to repayment of any Deemed Loan and (ii) second, to restoration of the Marketing Capital. To the extent that the Company receives Theatrical Gross Receipts of such Designated Picture after Recoupment and, if applicable, Replenishment, such Theatrical Gross Receipts shall be distributed to the Designating Member with respect to such Designated Picture in accordance with Section 5.4.

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         4.5.4 Letters of Credit. Each Member shall provide for the benefit of the Company and the other Member a Standby Letter of Credit as provided for in
Section 3.3 of the Film Marketing and Distribution Agreement, which shall be available for draw as provided therein for Recoupment and Replenishment.

4.6 Expenses. All expenses incurred by the Company (other than expenses in connection with the negotiation and preparation of this Agreement and any certificates or statements to be filed or recorded in connection herewith and except for expenses in connection with the marketing and theatrical distribution of Designated Pictures as prescribed in the Film Marketing and Distribution Agreement), shall constitute a Company expense and shall be paid by the Manager of the Company from income of the Company [(excluding Theatrical Gross Receipts of each Designated Picture and any interest earned in the Designated Picture Collection Account with respect to such Designated Picture)].

4.7 Payment of Note. Whenever the principal of the Note becomes payable, payment of principal and/or interest due to Seven Hills thereunder shall, at the election of Seven Hills, be paid by the Company solely out of any cash or other property that would otherwise be distributable to First Look pursuant to this Agreement (including any Distributable Cash attributable to a First Look Designated Picture). Such payment of the Note shall be deemed to be a distribution by the Company to First Look which shall reduce the Capital Account of First Look (and shall not affect the Capital Account of Seven Hills).

                                   ARTICLE V
             ALLOCATION OF NET PROFITS, NET LOSSES AND DISTRIBUTIONS

5.1 Allocations of Net Profits and Net Losses. For each taxable year Net Profits and Net Losses shall be allocated as follows:

         5.1.1 Net Profits and Net Losses attributable to a Designated Picture (including any interest earned in the Designated Picture Collection Account with respect to such Designated Picture) shall be allocated to the Designating Member with respect to such Designated Picture.

         5.1.2 Except as provided in Section 5.1.1, Net Profits and Net Losses shall be allocated to the Members in accordance with their respective Percentage Interests.

5.2 Special Allocations.

         5.2.1 Notwithstanding the provisions of Section 5.1 and Section 9.4 hereof, if there is a net decrease in Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, in subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Treas. Reg.ss. 1.704-2(g)(2). Allocations pursuant to this Section 5.2.1 shall be made in proportion to the amounts required to be allocated to each Member under this
Section 5.2.1. The items to be so allocated shall be determined in accordance with Treas. Reg.ss.1.704-2(f). This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg.ss.1.704-2(f) and shall be interpreted consistently therewith.

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         5.2.2 Notwithstanding the provisions of Section 5.1, if there is a net decrease in Minimum Gain attributable to a Member Nonrecourse Debt during any taxable year, each Member who has a share of the Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Treas. Reg. ss. 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, in subsequent years) in an amount equal to that portion of such Member's share of the net decrease in Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Treas. Reg. ss. 1.704-2(i)(5)). Allocations pursuant to this Section 5.2.2 shall be made in proportion to the amounts required to be allocated to each Member under this Section 5.2.2. The items to be so allocated shall be determined in accordance with Treas. Reg. ss. 1.704-2(i)(4). This Section 5.2.2 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. ss. 1.704-2(i)(4) and shall be interpreted consistently therewith.

         5.2.3 Notwithstanding the provisions of Section 5.1, any Nonrecourse Deductions for any taxable year or other period shall be specially allocated to the Members in accordance with their respective Percentage Interests.

         5.2.4 Notwithstanding the provisions of Section 5.1, any Member Nonrecourse Deductions shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Treas. Reg.ss.1.704-2(i).

         5.2.5 Notwithstanding the provisions of Section 5.1, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 5.2.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article V so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Section
5.2.5 to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article V if such unexpected adjustments, allocations, or distributions had not occurred.

         5.2.6 Notwithstanding any other provision in this Article V, in accordance with Section 704(c) of the Code, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 5.2.6 are solely for purposes of federal, state, and local taxes; as such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of Net Profits, Net Losses, or items of distribution pursuant to any provision of this Agreement.

         5.2.7 In the event any Member has a deficit Capital Account at the end of any Company taxable year which is in excess of the sum of (i) the amount, if any, such Member is obligated to restore and (ii) the amount such Member is deemed to be obligated to restore pursuant to the next to the last sentences of Treas. Reg. ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.2.7 shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section
5.2.7 and Section 5.2.5 were not in this Agreement.

5.3 Allocation of Net Profits and Loss in Respect of a Transferred Interest. If a Member's Membership Interest is transferred, or is adjusted by reason of the admission of a new member to the Company, or otherwise, during any taxable year, each item of income, gain, loss, deduction, or credit of the Company for such taxable year shall be apportioned by the Manager in the Manager's discretion which is allowed under Section 706 of the Code. Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a Disposition of any of the assets of the Company shall be allocated solely to the Members holding Membership Interests as of the date such Disposition occurs (or to any particular Member or Members required by Code section 704(c), if applicable to such Disposition).

5.4 Distributions. Subject to any restrictions under applicable law, the Company shall distribute not less frequently than annually all Distributable Cash attributable to a Designated Picture to the Designating Member with respect to such Designated Picture. Distributions of Distributable Cash, if any, not attributable to a Designated Picture shall be made not less frequently than annually to the Members in accordance with their respective Percentage Interests.

5.5 Form of Distribution. Except as provided for in Section 9.3, a Member has no right to demand or receive any distribution from the Company in any form other than money. Likewise, except in the event of the Company's dissolution and as provided for in Section 9.3, no Member may be compelled to accept from the Company a distribution of any asset in kind.

                                   ARTICLE VI
                                   MANAGEMENT

6.1 Management by the Manager. Except for matters as to which this Agreement specifically reserves to the Members the authority to act, or to grant or withhold their consent or approval of an action, Seven Hills or its designee (the "Manager") shall have full, complete, and exclusive authority to manage and control the business, property, and affairs of the Company and to make all decisions regarding the same except that, as to any collection, infringement or other action initiated by or against a third party regarding a Designated Picture ("Lawsuit"), the Designating Member with respect thereto shall control the prosecution and/or defense thereof, . Without limiting the generality of foregoing, but subject to the immediately preceding sentence, Section 6.2 and to the express limitations set forth elsewhere in this Agreement, the Manager shall have all power and authority necessary or appropriate to manage and carry out the purpose, business, property, and affairs of the Company.

6.2 Limitations on Manager's Rights and Powers. Notwithstanding any other provision of this Agreement, the Manager shall have no authority under this Agreement to cause the Company to undertake or engage in any of the following transactions without first obtaining the approval of the Members:

         (a) a change in the amount or character of a Member's Capital Contribution;

         (b) the establishment of different classes of Members;

         (c) any action that would make it impossible to carry on the Business;

         (d) any action contrary or outside the scope of the Business;

         (e) the sale of all or substantially all of the Company's assets in a single transaction or a series of related transactions;

         (f) the merger or consolidation of the Company with one or more other entities;

         (g) the voluntary liquidation or dissolution of the Company;

         (h) incurring any indebtedness for borrowed money in the name of or on the credit of the Company;

         (i) filing any lawsuits on behalf of the Company (other than any Lawsuit described in Section 6.1 above);

         (j) any amendment of this Section 6.2; or

         (k) any other transaction specifically described in this Agreement as requiring the vote, consent or approval of the Members.

6.3 Compensation of Manager. The Manager shall not be entitled to any compensation or remuneration for acting in the Company's business; provided, however, that the Company shall reimburse the Manager for its actual expenses in performance of services on behalf of the Company in a manner consistent with the Manager's actual authority under this Agreement, upon presentation of customary vouchers therefor.

6.4 Resignation and Filling of Vacancy of Manager; Filling of Vacancy. The Manager may resign at any time by giving written notice to the Members. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. In the event of a vacancy in the office of Manager, whether by resignation of the Manager or otherwise, such vacancy shall be filled by a designee of Seven Hills.

6.5 Officers. The Manager in its discretion may from time to time designate one or more individuals, including, without limitation, any Member or an affiliate of a Member, to be officers of the Company with such titles as the Manager may assign to such individuals. All officers shall serve without compensation by the Company and at the pleasure of the Manager. Any individual may hold any number of offices. No officer need be a citizen of the United States. The officers shall exercise such powers and perform such duties of the Manager hereunder, subject to the restrictions and limitations of this Agreement, as shall be delegated from time to time by the Manager. Any officer may be removed, either with or without cause, by the Manager at any time, and the designation of any individual as an officer of the Company shall not of itself create any right or contract of employment. Any officer may resign at any time by giving written notice to the Company.

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6.6 Nature of Relationship. During the existence of the Company, the Members, the Manager, and officers of the Company shall devote only such time and effort to the Company business and operations as is reasonably required; however, it is specifically understood and agreed that no Member, Manager or officer shall be required to devote full time to the Company's business, and the Members, Managers and officers of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others. The Members, Managers and officers of the Company shall not be liable for errors in judgment in the management of the Company's affairs or the conduct of its business, including for their negligence or partial negligence, unless constituting fraud, gross negligence or breach of the provisions hereof.

                                  ARTICLE VII
                                   TAX MATTERS

7.1 Tax Returns. The Manager shall be the "Tax Matters Partner" (as defined in Code Section 6231). The Manager, at the Company's expense, shall cause to be prepared and filed all necessary federal, state, and local income tax returns for the Company.

7.2 Tax Elections. The Manager shall cause the Company to make the following elections on the appropriate tax returns:

         7.2.1 to adopt the calendar year as the Company's fiscal year;

         7.2.2 to adopt an appropriate method of accounting and to keep the Company's books and records on that method; and

         7.2.3 any other election the Manager may deem appropriate and in the best interests of the Company and both Members.

It is the intent of the Members that the Company be treated as a partnership for federal income tax purposes and, to the extent permitted by applicable law, for state and local franchise and income tax purposes. Neither the Company, the Manager nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law, and no provision of this Agreement shall be construed to sanction or approve such an election.

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                                  ARTICLE VIII
                              RECORDS AND REPORTING

8.1 Maintenance of Books. The Manager shall cause books of account for the Company to be maintained on the accounting method elected as provided in Section 7.2.2, except that Capital Accounts shall be maintained in accordance with
Section 4.4.

8.2 Access. In addition to the other rights specifically set forth in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and such other information regarding the Company as it may reasonably request from time to time. In this regard, the Manager and each Member shall promptly forward to the other Member copies of all notices the Company, the Manager or such Member receives regarding the Company or the Business.

8.3 Bank Accounts. The Manager may cause the Company to establish and maintain in the Company's name one or more separate bank and investment accounts for the Company's funds with such financial institutions and firms as the Manager may select. The Manager shall not commingle the Company's funds with other funds of any other Person. The Manager and its designees shall be entitled to sign checks and other banking instruments on behalf of the Company.

                                   ARTICLE IX
                           DISSOLUTION AND WINDING UP

9.1 Conditions of Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

         (a) the vote, consent or approval of both Members to dissolve the Company;

         (b) the election of Seven Hills to terminate the Film Marketing and Distribution Agreement upon any material breach by First Look of the Film Marketing and Distribution Agreement, or the occurrence of an "Event of Default" as defined in the Pledge and Security Agreement, which breach or "Event of Default" is not cured in accordance with the applicable agreement;

         (c) the election of First Look to terminate the Film Marketing and Distribution Agreement upon any material breach by Seven Hills of the Film Marketing and Distribution Agreement, which breach is not cured in accordance therewith;

         (d) the entry of a decree of judicial dissolution under the Act; or

         (e) the expiration of the term of the Company pursuant to Section 2.6.

9.2 Winding Up. Upon the occurrence of any event specified in Section 9.1, the Company shall continue for a period of 3 months (the "Winding-Up Period"), solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager, or if any Member has wrongfully dissolved the Company, the other Member, shall oversee the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold as promptly as is consistent with obtaining the fair market value thereof or, with the consent of both Members, distributed and, if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.4.

9.3 Distributions in Kind. Other than Designated Pictures and all distributable non-monetary assets related to Designated Pictures, which shall be distributed to the Designating Member of the subject Designated Picture, any non-monetary asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profits or Net Losses that would have resulted if such asset were sold for such value, such Net Profits or Net Losses shall then be allocated pursuant to Article V and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Members; provided, however, that, if the Members do not agree on the fair market value, either Member, by notice to the other Member, may require the determination of fair market value to be made by an independent professional appraiser specified in such notice. The determination of the independent professional appraiser, however designated, will be final and binding on all parties. The Members each shall pay one-half of the costs of the appraisal. Notwithstanding the foregoing, if the Member receiving notice as aforesaid objects on or before the tenth day following receipt to the independent professional appraiser designated in the notice, and the Members otherwise fail to agree on an independent professional appraiser within ten days thereof, each Member shall, within the following 15-day period, designate an independent professional appraiser, who together shall, within ten days after both of them have been designated, select a third independent professional appraiser. The determination of a majority of the three appraisers so designated as to fair market value of the asset shall be final and binding on all parties. Each Member shall pay the costs of the appraiser designated by it and shall pay one-half of the costs of the third appraiser so designated. Each appraiser shall have at least five years current experience in appraising investments such as the Business within the Los Angeles, California, area and shall be unaffiliated and independent of the Members and their respective affiliates.

9.4 Order of Payment of Liabilities Upon Dissolution. After (i) determining that all the known debts and liabilities of the Company in the process of winding up, including without limitation the Note and any other debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for ("Ordinary Business Debt Payments"), (ii) Recoupment and Replenishment, if applicable, and (iii) distributions of Distributable Cash pursuant to Section 5.4, if applicable, the remaining assets shall be distributed between the Members in accordance with their respective positive Capital Account balances, after taking into account allocations for the fiscal year during which liquidation occurs. Such liquidating distributions shall be made by the end of the fiscal year in which the Company is liquidated, or, if later, within 30 days after the date of such liquidation. All payments to the Members upon the winding and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Treas. Reg. ss. 1.704-1(b)(2)(ii)(d). Notwithstanding the foregoing, the Company shall retain during the Winding-Up Period for payment of the Note under Section 4.7 an amount of cash or other property that would otherwise be distributable to First Look pursuant to this Section 9.4 (including any Distributable Cash attributable to a First Look Designated Picture) equal to principal and/or interest due to Seven Hills under the Note.

9.5 Cancellation and Filings. Upon completion of the distribution of Company assets as provided herein, the Company shall thereupon terminate, and the Manager or the Members shall make such filings with the Secretary of State and take such other actions as may be necessary under the Act to terminate the Company.

                                   ARTICLE X
                               GENERAL PROVISIONS

10.1 Indemnification. The Manager shall be indemnified by the Company for any acts or omission committed in the discharge of such Manager's duties hereunder, unless such act or omission is performed in bad faith or involves fraud, or intentional breach or disregard of the express terms of this Agreement or a knowing violation of law.

10.2 Notices. Notices that may or are required to be given under this Agreement by the Company or any Member shall be in writing and shall be given to the Company at its principal office and to the respective Members at their addresses set forth on the signature pages to this Agreement or at any other address designated by any Member by notice addressed to the Company and the other Member. Notices shall be deemed to have been given when received at the principal office of the Company or at the address of the Member to whom it is given.

10.3 Governing Law. Except as hereinafter provided, this Agreement shall be governed by and in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

10.4 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators or other representatives, successors, and assigns of the Members.

10.5 Entire Agreement. This Agreement, together with the Appendices hereto and the other agreements referred to herein, constitute the entire understanding and agreement of the Members and supersedes all other prior understandings and agreements, written or oral, between the Members. To the extent that any provision of the Film Marketing and Distribution Agreement conflicts or is inconsistent with any provision of this Agreement, the Film Marketing and Distribution Agreement shall control.

10.6 Counterparts; Facsimile Signatures. This Agreement may be executed by original or facsimile signature in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

10.7 Amendments; Waivers and Modifications.

         (a) All amendments to this Agreement shall be in writing and signed by both Members.

         (b) Any waiver or consent, express, implied or deemed to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run. All waivers and consents hereunder shall be in writing and shall be delivered to the Company and the Members in the manner set forth in Section 10.2. A Member may grant or withhold any waiver or consent in its absolute sole discretion.

10.8 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any Person to any Member.

10.9 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

10.10 Time is of the Essence. All dates and times in this Agreement are of the essence.

10.11 Members Not Agents. Nothing contained in this Agreement shall be construed to constitute any Member the agent of another Member, except as specifically provided in this Agreement, or in any manner to limit any Member in the carrying on of their own respective businesses or activities.

10.12 Severability. Each provision of this Agreement is intended to be severable. A determination that a particular provision of this Agreement is illegal or invalid shall not affect the validity of the remainder of this Agreement.

10.13 Waiver of Certain Rights. Each Member irrevocably waives any right it might otherwise have to maintain any action for partition of any of the Company's property or assets, and any right it might otherwise have to file on behalf of the Company a petition in bankruptcy of the Company.

10.14 Arbitration. The Members agree that any and all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved by agreement among the Members or, if notice is given by either Member as provided below and the matter is not settled within 30 days thereafter, by resort to arbitration in accordance with the California Code of Civil Procedure Sections 1280-1294.2. Commercial Arbitration Rules, as amended from time to time, of the American Arbitration Association and the following provisions; provided, however, that the provisions of this Section 10.14 shall prevail in the event of any conflict with such Rules. Each Member shall within 30 days after the giving of notice by one Member to the other Member of its desire to refer the matter in dispute to arbitration, appoint one arbitrator, and both of the arbitrators so appointed shall within 20 days after the second of their respective appointments appoint a third arbitrator as a neutral and impartial arbitrator, and the three arbitrators so appointed shall constitute the arbitration panel over which the third arbitrator shall preside. If either Member fails to appoint its arbitrator within said 30-day period, the other Member may petition the Superior Court for the State of California, County of Los Angeles (the "Court") for appointment (or to compel the appointment) of such arbitrator, and the Members shall be bound by the appointment. If the two arbitrators so appointed fail to agree on a third arbitrator, either Member may petition the Court for appointment of said third arbitrator, and the Members shall be bound by the selection of the Court. If any Person appointed as arbitrator shall die, fail to act, resign, become disqualified, or be removed by the Person appointing such arbitrator, the Person who appointed such arbitrator shall with 15 days after such death, failure to act, resignation, disqualification or removal appoint a substitute arbitrator. If such substitute appointment is not made within 15 days, any Member may petition the Court for appointment of such substitute arbitrator, and such appointment shall be binding on the Members. Any such arbitration proceedings shall be held in Los Angeles, California at a location to be determined by the arbitrators. The written decisions and conclusions of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding on the Members, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any Member that is a party to the arbitration proceeding; provided, however, that the arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive damages against any party. The costs and expenses incurred in the course of such arbitration shall be borne by the Member against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that, if the arbitration panel determines that its decisions are not rendered wholly against the favor of one Member or the other, the arbitration panel shall be authorized to apportion such costs and expenses in a matter that it deems fair and just in light of the merits of the dispute and its resolution.

10.15 Attorneys' Fees. In the event of any arbitration, litigation, or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above written.

Address:   1041 North Formosa Avenue                   SEVEN HILLS PICTURES, LLC
           Santa Monica Building East, Ste. 201
           W. Hollywood, CA 90046                      By /s/ Reverge Anselmo
                                                         -----------------------
                                                         Reverge Anselmo
                                                         Manager


Address:   8000 Sunset Boulevard                       FIRST LOOK MEDIA, INC.
           Penthouse E
           Los Angeles, CA 90046                       By /s/ Christopher Cooney
                                                         -----------------------
                                                         Christopher Cooney
                                                         Co-Chairman and
                                                         Chief Executive Officer

                                   APPENDIX A
                                       to
        Limited Liability Company Agreement of First Look/Seven Hills LLC

                               ____________, 2002

                              CAPITAL CONTRIBUTIONS


                              Initial        Additional
                              Capital         Capital
           Member's Name   Contribution    Contributions   Percentage Interest
-------------------------  -------------  ---------------  -------------------
                              $2,000,000       -0-                  50%
Seven Hills Pictures, LLC
First Look Media, Inc.        $2,000,000       -0-                  50%
                           -------------  ---------------  -------------------
Total                         $4,000,000       -0-                 100%
                           =============  ===============  ===================


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